UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2012

SED International Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 Newpoint Place, Suite 450, Lawrenceville, Georgia	30043
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (770) 243-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers and Appointment of Certain Officers.

(b) - (c) Effective as of October 15, 2012, the Board of Directors of SED International Holdings, Inc., a Georgia corporation (the “Company”), elected Robert G. O’Malley to replace Jonathan Elster as President and Chief Executive Officer of the Company and appointed him to the Company’s Board. Jonathan Elster will continue with the Company as Chief Strategy Officer.

The principal occupation and brief summary of Mr. O’Malley’s background is as follows:

Robert G. O’Malley, age 66, joined the Company in October 2012 as President and Chief Executive Officer and a Director. From 2007 to 2011, he served as President, Chief Executive Officer and Chairman of Infocus Corporation., a global manufacturer of data and video imaging products. He served as SVP, US Marketing and Product Management for TechData from 2005 to 2007 and spent 19 years with IBM in a variety of executive roles. Mr. O’Malley earned a bachelor’s degree in Aeronautical Engineering from the University of Minnesota and a M.B.A. from the W. P. Cary School at Arizona State University.

No family relationship exists between Mr. O’Malley and any director or executive officer of the Company.

Item 9.01:    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release dated October 12, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated: October 16, 2012	By:	/s/ Lyle Dickler
Lyle Dickler, Chief Financial Officer

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